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                                        [LOGO] Computershare

                                                               INVESTOR SERVICES
                                          100 University Avenue
                                               Toronto, Ontario
                                                        M5J 2Y1
                                       Telephone 1-800-663-9097
                                          www.computershare.com
                                                               CANADA
                                                               Australia
                                                               Channel Islands
May 17, 2004                                                   Hong Kong
                                                               Germany
                                                               Ireland
                                                               New Zealand
To:  Alberta Securities Commission                             Philippines
     British Columbia Securities Commission                    South Africa
     Manitoba Securities Commission                            United Kingdom
     Office of the Administrator, New Brunswick                USA
     Securities Commission of Newfoundland and Labrador
     Nova Scotia Securities Commission
     Ontario Securities Commission
     Registrar of Securities, Prince Edward Island
     Commission des valeurs mobilieres du Quebec
     Securities Division, Saskatchewan Financial Services Commission
     The Toronto Stock Exchange
     The American Stock Exchange


Dear Sirs:

SUBJECT:   North American Palladium Ltd.

We confirm that the following English material was sent by pre-paid mail on May 14, 2004, to the registered shareholders of Common Shares of the subject
Corporation:

     1. Notice of Annual and Special Meeting of Shareholders/Management Proxy Circular
     2.   Proxy
     3.   2003 Annual Report including Audited Annual Financial Statements
     4.   Supplemental Mail List Card
     5.   Return Envelope

We further confirm that copies of the above-mentioned material, together with Supplemental Mail List cards, were sent by courier on May 14, 2004 to each intermediary holding shares of the Corporation who responded to the search procedures in compliance with current securities legislation requirements.

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.

Yours truly,


("Signed Carol Allen ")


Assistant Account Manager
Stock Transfer Services
(416) 263-9688 Tel
(416) 981-9800 Fax

c.c. North American Palladium Ltd.